Filed Pursuant to Rule 424(b)(3)

Registration No. 333-298221

PROSPECTUS

CL Workshop Group Limited

Up to 98,400,000 Class A Ordinary Shares

represented by 12,300,000 ADSs

and

Up to 295,200,000 Warrant Shares

represented by 36,900,000 Warrant ADSs

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the section “Selling Shareholders” (the “Selling Shareholders”) of CL Workshop Group Limited (“we,” “us”, “our” or the “Company”) of (i) up to 98,400,000 class A ordinary shares represented by 12,300,000 American depositary shares (“ADSs”), each ADS representing eight class A ordinary shares of our Company, par value US$0.001 per share (the “Class A Ordinary Shares”); and (ii) up to 295,200,000 Class A Ordinary Shares (“Warrant Shares”) represented by up to 36,900,000 ADSs (the “Warrant ADSs”) issuable upon exercise of warrants (the “Warrants”).

The ADSs and the Warrants were issued pursuant to a securities purchase agreement (the “Purchase Agreement”), dated July 14, 2026, by and among the Company and the purchasers named therein, pursuant to which the Company issued 12,300,000 units (the “Units”), each consisting of one ADS and one Warrant to purchase up to three ADSs.

We are registering the Class A Ordinary Shares represented by ADSs and the Class A Ordinary Shares represented by Warrant ADSs (collectively, the “Resale Securities”) on behalf of the Selling Shareholders, to be offered and sold by them from time to time. The Selling Shareholders will receive all of the proceeds from any sales of the Resale Securities offered hereby. We will not receive any proceeds from the sale of the Resale Securities by the Selling Shareholders, although we may receive proceeds from the exercise of the Warrants for cash. We will bear the costs associated with the registration of the Resale Securities.

The Selling Shareholders may sell the Resale Securities from time to time through public or private transactions at prevailing market prices, at negotiated prices or at such other prices as the Selling Shareholders may determine. The timing and amount of any sale are within the sole discretion of the Selling Shareholders. Our registration of the Resale Securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the Resale Securities. For further information regarding the possible methods by which the Resale Securities may be distributed, see “Plan of Distribution.”

The ADSs are listed on the Nasdaq Capital Market under the symbol NWGL. On August 24, 2026, the last reported sales price of the ADSs on the Nasdaq Capital Market was $0.6138 per ADS.

You should read this prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you invest in any of our securities.

Investing in the Resale Securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 and the “Risk Factors” in “Item 3. Key Information — 3.D. Risk Factors” of our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) incorporated herein by reference, in other periodic reports incorporated herein by reference, and in any applicable prospectus supplements, for a discussion of the factors you should consider before buying the Resale Securities.

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B ordinary shares, par value US$0.001 per share (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote at a meeting of members. Each Class B Ordinary Share is entitled to fifty (50) votes at a meeting of members. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances; while Class B Ordinary Shares shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into fully paid Class A Ordinary Shares on a one-to-one basis.

Ms. Liying Wang, our Director and Chief Executive Officer, through TUTU Business Services Limited, our controlling shareholder, which is owned as to 100% by Ms. Liying Wang, beneficially owns 92,932,850 Class B Ordinary Shares, representing 100% of our total issued and outstanding Class B Ordinary Shares and approximately 97.12% of the total voting power of our share capital as of the date of this prospectus. As a result, we are a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” CL Workshop Group Limited is eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. CL Workshop Group Limited currently elects to not seek shareholders’ approval for the establishment of or any material amendments to its equity compensation plans, in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(c) with respect to shareholder approval. See “Prospectus Summary — Implications of Being a Controlled Company.” Additionally, Ms. Liying Wang is able to control CL Workshop Group Limited’s management and matters requiring an ordinary resolution of shareholders, including the appointment and removal of directors and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. For more information, please see “Risk Factors — Risks Related to Our Dual-Class Share Structure — The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Ms. Liying Wang, our Director and Chief Executive Officer, and her interest may not be aligned with the interests of our other shareholders.” on page 13 of this prospectus.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer” beginning on page 9 and 10 of this prospectus and the 2025 Annual Report for more information.

CL Workshop Group Limited is not a Chinese operating company, but rather a holding company incorporated in the BVI. As a holding company with no material operations of its own, CL Workshop Group Limited conducts its operations mainly in Peru, France, Hong Kong and Macau, through its subsidiaries (collectively, the “Operating Subsidiaries”), being Swift Top Capital Resources Limited, Parquet Nature (France) S.A.R.L., Choi Chon Investment Company Limited, South American Wood S.A.C., Nature Carbon Sink Limited, Nature Carbon Peru S.A.C. and Foshan City Linjia Technology Company Limited. As such, CL Workshop Group Limited’s corporate structure involves unique risks to investors. Investors of CL Workshop Group Limited’s ADSs do not directly own any equity interests in the Operating Subsidiaries, but will instead own ADSs representing shares of a BVI holding company.

This structure involves unique risks to investors. See “Risk Factors” in this prospectus and Part I – Item 3 in the 2025 Annual Report for a discussion of risks facing the Company as a result of this structure. The Chinese regulatory authorities could intervene or influence the operations of the Operating Subsidiaries, which would likely result in a material change in CL Workshop Group Limited’s operations and/or a material change in the value of CL Workshop Group Limited’s ADSs. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in the Operating Subsidiaries. We may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the cybersecurity review and regulatory review of issuance of the ADSs or continued listing of the ADSs on a foreign exchange. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong and Macau in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could affect our operations;
●	could significantly limit or completely hinder our ability to continue our operations;
●	could hinder our ability to continue to offer securities to investors; and
●	may cause the value of the ADSs representing our Class A ordinary shares to significantly decline or be worthless.

The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade.

The PRC legal system is constantly evolving and may change quickly with little advance notice, and the PRC government may promulgate new laws and regulations in the future that may cover operations in Hong Kong. If we are deemed not to comply with these requirements, we may be subject to fines and other administrative penalties imposed by relevant PRC authorities. Any change in foreign investment regulations, and other laws, regulations and policies in China or any punishment imposed or actions taken by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of the ADSs to significantly decline or be worthless.

Any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Specifically, on February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC. Based on our management’s internal assessment, we believe that as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas securities offering from the CSRC or any other PRC governmental authorities. However, there remain substantial uncertainties surrounding the enforcement thereof; we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the ADSs, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless.

Furthermore, as more stringent standards have been imposed by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”), CL Workshop Group Limited’s securities may be prohibited from trading if its auditor cannot be fully inspected by the PCAOB for two consecutive years. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S.-listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thereby reducing the time period for triggering the prohibition on trading.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in the 2025 Annual Report incorporated by reference herein, is an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, and is therefore subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. If trading in the ADSs is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist the ADSs and trading in the ADSs could be prohibited.

The legal and operational risks associated with operating in Mainland China also apply to our operations in Hong Kong and Macau, including that the PRC government has significant authority to intervene or influence our Operating Subsidiaries at any time, which could result in a material adverse change to our business, prospects, financial condition, and results of operations, and the value of our securities. Both Hong Kong and Macau were established as special administrative regions of the PRC in accordance with Article 31 of the Constitution of the PRC. Pursuant to the Basic Law, which was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong or Macau, or the applicable laws, regulations, or interpretations change, our Operating Subsidiaries may become subject to PRC laws or authorities. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report.

As of the date of this prospectus, the Operating Subsidiaries have received from the relevant authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted by them, and no such permission or approval has been denied. As of the date of this prospectus, neither CL Workshop Group Limited nor any of the Operating Subsidiaries is required to obtain any license, permission, or approval from authorities of Mainland China to operate our business. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For details on the above-mentioned matters, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report. As advised by CL Workshop Group Limited’s BVI counsel, Ogier, and its PRC legal counsel, Guangdong Jishi Furen Law Firm, as of the date of this prospectus, neither CL Workshop Group Limited nor any of the Operating Subsidiaries is required to obtain any permission or approval from any PRC authorities or BVI authorities to maintain listing in the U.S. or to cause the depositary to issue ADSs representing CL Workshop Limited’s Class A ordinary shares to foreign investors.

Subject to the BVI Act and our memorandum and articles of association, as amended, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they determine if they are satisfied, on reasonable grounds, that immediately following the payment of such dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. We may provide funding to the Operating Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, we may rely on dividends and other distributions on equity paid by the Operating Subsidiaries for our cash and financing requirements. As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. None of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. In the future, cash proceeds raised from financings conducted outside of the BVI, including any offering pursuant to this prospectus and the applicable prospectus supplement, may be transferred by CL Workshop Group Limited to the Operating Subsidiaries via capital contribution or shareholder loans, as the case may be. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 5 of this prospectus.

Currently, there are no restrictions on foreign exchange, nor limitations on CL Workshop Group Limited’s ability to transfer cash to or from the Operating Subsidiaries or to investors under applicable laws. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to the Operating Subsidiaries, to the extent CL Workshop Group Limited’s cash or assets are in Hong Kong or Macau, such funds or assets may not be available to fund operations or for other use outside of those jurisdictions due to interventions in or the imposition of restrictions and limitations on the Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. CL Workshop Group Limited cannot assure you that the PRC government will not intervene or impose restrictions on CL Workshop Group Limited or the Operating Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on the Operating Subsidiaries from making transfers or distributions to CL Workshop Group Limited or U.S. investors. Any limitation on the ability of the Operating Subsidiaries to pay dividends or make other distributions to CL Workshop Group Limited could materially and adversely limit CL Workshop Group Limited’s ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report and the consolidated financial statements and the accompanying footnotes incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”) for the resale of the Resale Securities by the Selling Shareholders. You should read this prospectus, the exhibits to the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus or supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for ADSs is made to the public in the BVI. You should not assume that the information contained in this prospectus or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Neither the delivery of this prospectus nor any distribution of the ADSs pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless we indicate otherwise, references in this prospectus to:

●	“2025 Annual Report” are to the Annual Report on Form 20-F for the year ended December 31, 2025 on file with the SEC;
●	“2026 Private Placement” are to the private placement consummated pursuant to the Purchase Agreement;
●	“ADSs” are to American depositary shares, each of which represents eight Class A Ordinary Shares;
●	“BVI” are to the British Virgin Islands;

●	“BVI Act” are to BVI Business Companies Act, 2004 as amended from time to time;
●	“Class A Ordinary Shares” are to our class A ordinary shares, with par value of US$0.001 each, which carry 1 vote per share;
●	“Class B Ordinary Shares” are to our class B ordinary shares, with par value of US$0.001 each, which carry 50 votes per share;

●	“Hong Kong” are to the Hong Kong Special Administrative Region in the People’s Republic of China;

●	“IPO” are to the Company’s initial public offering which was consummated on September 14, 2023;

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●	“Macau” are to the Macao Special Administrative Region in the People’s Republic of China;

●	“Operating Subsidiaries” are to Swift Top Capital Resources Limited, Parquet Nature (France) S.A.R.L., Choi Chon Investment Company Limited, South American Wood S.A.C., Nature Carbon Sink Limited, Nature Carbon Peru S.A.C. and Foshan City Linjia Technology Company Limited, each a subsidiary of our Company;

●	“Ordinary Shares” are to the ordinary shares of our Company, par value US$0.001 per share, including the Class A Ordinary Shares and Class B Ordinary Shares;

●	“Our Board” are to the board of Directors;

●	“our Company” are to CL Workshop Group Limited, the holding company incorporated in the BVI;

●	“our Group”, “the Group”, “we”, “us” and “our” are to our Company and its subsidiaries; where the discussions in the context relate to business operations and/or financial performance, then the terms “Company”, “we”, “us”, “our”, “our Company”, “our Group”, “the Group” and “our business” refer to the business operations and/or financial performance of the Operating Subsidiaries;

●	“our Director(s)” are to the director(s) of our Company;

●	“PRC” or “China” are to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan for the purposes of this report only;

●	“Purchase Agreement” are to the securities purchase agreement dated July 14, 2026, by and among our Company and the purchasers named therein in connection with the 2026 Private Placement;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Resale Securities” are to the securities being registered for resale pursuant to this prospectus, consisting of (i) the Class A Ordinary Shares represented by ADSs issued in the 2026 Private Placement and (ii) the Warrant Shares represented by the Warrant ADSs issuable upon exercise of the Warrants;

●	“Selling Shareholders” are to the investors who acquired the Resale Securities in the 2026 Private Placement and are identified in the “Selling Shareholders” section of this prospectus;

●	“Units” are to the 12,300,000 units issued in the 2026 Private Placement, each consisting of one ADS and one Warrant to purchase up to three ADSs;

●	“Warrants” are to the warrants issued in the 2026 Private Placement, each exercisable for Class A Ordinary Shares represented by ADSs in accordance with its terms;

●	“Warrant ADSs” are to the ADSs issuable upon deposit with the depositary of Warrant Shares issuable upon exercise of the Warrants;

●	“Warrant Shares” are to the Class A Ordinary Shares represented by the Warrant ADSs issuable upon exercise of the Warrants;

●	“$”, “USD”, “US$” or “U.S. dollars” are to the legal currency of the United States;

●	“HKD” or “HK$” are to the legal currency of Hong Kong;

●	“EUR” are to the legal currency of the European Union;

The functional currency of our entities located in Hong Kong and the European Union is EUR, the functional currency of our entities located in Macau is HKD, the functional currency of our entities located in the PRC is RMB and the functional currency of our entities located in Peru is USD. Our consolidated financial statements are presented in USD. We use USD as reporting currency in our consolidated financial statements and in this prospectus. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. Gains or losses resulting from foreign currency transactions are included in the accompanying consolidated statement of income and other comprehensive income.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the ADSs. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus.

Overview

We are a forestry company. We trade a range of products, including logs, decking and flooring. We are committed to provide high-quality products to our customers consistently. Our goal is to become a leading player in the wood industry and provide sustainable and high-quality wood products at an affordable price to our customers.

Our products and services provide significant value for consumers, through our “NATU” brand. We also seek to maximize consumers’ access to our products and services through competitive pricing and regular evaluations of our pricing arrangements and contracts with our distributors.

Our customers include importers, retailers and processors located in China, Peru, France, Hong Kong, Belgium, the United States and South Asia.

Recent Developments

The following is a summary of certain recent developments in our business and corporate affairs since the date of our most recently filed annual report.

Bid Price Deficiency

On May 6, 2026, CL Workshop Group Limited received a letter from the Listings Qualifications Department of The Nasdaq Capital Market (“Nasdaq”) notifying the Company that the minimum closing bid price per ADS, was below US$1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter does not result in the immediate delisting of the Company’s ADSs, and the ADSs will continue to trade uninterrupted under the symbol “NWGL.”

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of one hundred eighty (180) calendar days, or until November 2, 2026, to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the compliance period, the closing bid price per ADS of the Company’s ADSs is at least US$1.00 for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and the matter will be closed.

In the event the Company does not regain compliance by November 2, 2026, the Company may be eligible for an additional 180 calendar day grace period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse share split and/or changing the ratio of Class A Ordinary Shares to ADSs, if necessary. If the Company chooses to implement a reverse share split and/or change the ratio of Class A Ordinary Shares to ADSs, it must complete such action no later than ten (10) business days prior to November 2, 2026, or the expiration of the second compliance period if granted.

Change of Corporate Structure

On May 7, 2026, Swift Top Capital Resources Limited transferred its 96.67% shareholding in Choi Chon Investment Company Limited to Nature Carbon Sink Limited.

On June 30, 2026, Lucky Yield Limited sold its 49% shareholding in Rising Fame Trading Limited to Zhi He.

On July 13, 2026, the Company established Grand Champion Trading Limited in Hong Kong, which is a wholly owned subsidiary of Lucky Yield Limited.

2026 Private Placement

On July 14, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors for a private placement (the “Offering”) of 12,300,000 units (the “Units”) at a purchase price of US$0.20 per Unit. Each Unit consists of (i) one ADS, each representing eight Class A Ordinary Shares, and (ii) one warrant (the “Warrant”) to purchase three ADSs. The Warrants will become exercisable on the date that the resale registration statement is declared effective by the U.S. Securities and Exchange Commission and will expire one year thereafter. The Warrants will have an exercise price of US$0.25 per ADS and will be exercisable in accordance with their terms. For additional information regarding the private placement, see “The 2026 Private Placement.”

Our Corporate History

With more than 10 years of experience in forestry operation, our Group has become a diversified enterprise integrating the production and sales of a range of wood products, including logs, decking, flooring, sawn timber and carbon credits. Our Group has a supply chain throughout USA, South America, Africa and Europe.

With Mr. Hok Pan Se becoming our principal shareholder in June 2016, he pursued his vision of developing our Group into a vertically-integrated forestry company by acquiring more new forests with a view to reducing the impact of our business from market fluctuations on raw materials.

As part of these earlier vertical integration efforts, our Group expanded downstream capabilities by acquiring wood processing facility in Peru (in January 2017 and June 2020, respectively). These steps enabled the introduction of ready-to-use decking products sold directly to end customers—unlike the flooring products handled prior to 2017, which generally required further reprocessing—as well as supporting business growth for a period, a new product line refined from forest resources and exported to customers.

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However, amid challenging global conditions including a downturn in the home building and renovation markets, ongoing geopolitical conflicts affecting trade, and weakness in key demand drivers such as the Chinese property sector, our forests and processing facilities operations in Peru (held through Peru Forestry Management Co., Limited and its subsidiaries) incurred persistent losses over recent years. In June 2025, our Group completed the disposal of the entire issued share capital of Peru Forestry Management Co., Limited and its subsidiaries. This transaction eliminated the ongoing negative impact of these losses on our Group’s overall profitability and cash flows, while allowing management to refocus resources on a more agile business model centered on trading of wood products, exploring new opportunities, and optimizing the product mix in a volatile industry environment.

In October 2025, Mr. Se Hok Pan, Easy Bliss Limited, Linking Stars Limited, More Choice Global Limited, Mr. Chan Wing Luk and Mr. Huang Qing Cai completed the transfer of an aggregate of 114,974,179 ordinary shares, representing approximately 86.82% of the Company’s issued and outstanding ordinary shares, to TUTU Business Services Limited, Ms. Liang Yanxia, Mr. Li Xianfeng, Ms. Miao Huiping, Mr. Wang Lei and Mr. Wang Gang, pursuant to a share purchase agreement dated October 22, 2025. This transaction was effected by private sale of existing ordinary shares. The Company did not issue any new shares and was not a party to the share purchase agreement. Following closing, TUTU Business Services Limited became the controlling shareholder of our Group.

In December 2025, following approval by the shareholders at the Company’s Annual General Meeting, the name of the Company was officially changed from “Nature Wood Group Limited” to “CL Workshop Group Limited”, with the corresponding foreign (Chinese) name updated from “大自然林業集團有限公司” to “刺梨工坊公司”. The change reflects the Company’s evolution under new strategic direction and ownership structure following recent developments.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus.

All of the entities held by our Group below are direct or indirect subsidiaries of our Company.

Note:

1.	South American Wood S.A.C. and NATURE CARBON PERÚ S.A.C. are both held 90% by Nature Flooring (Europe) Company Ltd. and 10% by Choi Chon Investment Company Limited, respectively.

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Summary of Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors described under “Item 3. Key Information — 3.D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference into this prospectus, as well as the risk factors below, which augment the risk factors set forth in our 2025 Annual Report, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of the ADSs and the value of the Resale Securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Risks and uncertainties related to the Company’s business and industry include, without limitation, the following. For details of each of these bulleted risk factors, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry” under the same subheadings beginning on page 8 of the 2025 Annual Report.

●	Our revenues are sensitive to fluctuations of log price and selling price of our products in the forestry industry. (see page 1 of the 2025 Annual Report)

●	Our financial statements for the year ended December 31, 2025 contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. (see page 1 of the 2025 Annual Report)

●	We depend on certain major customers, and losing one or more of them could result in a material adverse impact on our financial performance and business prospects. (see page 1 of the 2025 Annual Report)

●	Our inability to obtain certificates from the FSC could reduce our future revenues. (see page 1 of the 2025 Annual Report)

●	The current global market fluctuations and economic downturn could materially and adversely affect our business, financial condition and results of operations. (see page 2 of the 2025 Annual Report)

●	We are subject to risks related to U.S. tariffs imposed on imports, which may lead to increased costs for our wood products, compressing our profit margins and causing potential disruptions in our supply chain. (see page 2 of the 2025 Annual Report)

●	We face competition from other companies in the forestry industry, including local and overseas competitors who also supply wood products to the market. (see page 2 of the 2025 Annual Report)

●	The forestry industry faces competition from solid wood substitutes, and preference for wood substitutes among manufacturers, construction companies and consumers could decrease demand for our products. (see page 3 of the 2025 Annual Report)

●	We are subject to certain risks relating to the delivery of our products, including reliance on third-party logistics service providers. (see page 3 of the 2025 Annual Report)

●	Disruption to the supply of raw materials or increase in raw material prices could materially and adversely affect our Group’s business, financial condition and results of operations. (see page 3 of the 2025 Annual Report)

●	Our networks and those of our third-party service providers may be vulnerable to cybersecurity risks. (see page 3 of the 2025 Annual Report)

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Risks Related to Doing Business in China

●	Due to the long arm provisions under the current PRC laws and regulations, if the Chinese government exercises any significant oversight and discretion over the conduct of our business and intervenes in or influences our operations, our operations and/or the value of the ADSs could be affected. The policies, regulations, rules, and the enforcement of laws of the Chinese government may also be changed or amended with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system could be uncertain. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	A downturn in Hong Kong, China or the global economy, and the economic and political policies of China could materially and adversely affect our business and financial condition. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our Company. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China and other markets where the majority of our clients reside. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” beginning on page 9 of the 2025 Annual Report.

●	If we fail to comply with work safety or environmental regulations, we could be exposed to penalties, fines, suspensions or actions in other forms. (see page 8 of the 2025 Annual Report)

●	Increases in labor costs and enforcement of stricter labor laws and regulations in China and our additional payments of statutory employee benefits may adversely affect our business and profitability. (see page 8 of the 2025 Annual Report)

●	In the event that we rely on dividends and other distributions on equity paid by our PRC or Hong Kong subsidiaries to fund any cash and financing requirements, any limitation on the ability of our PRC or Hong Kong subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. (see page 5 of the 2025 Annual Report)

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. (see page 12 of the 2025 Annual Report)

●	CL Workshop Group Limited relies on dividends and other distributions on equity paid by its Operating Subsidiaries to fund any cash and financing requirements CL Workshop Group Limited may have, and any limitation on the ability of its Operating Subsidiaries to make payments to CL Workshop Group Limited could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of CL Workshop Group Limited to transfer cash to or from the Operating Subsidiaries or to investors under applicable laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our Operating Subsidiaries, to the extent our cash or assets are in Hong Kong, Macau or with an Operating Subsidiary, such funds or assets may not be available to fund operations or for other use outside of those jurisdictions due to interventions in or the imposition of restrictions and limitations on the Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. (see page 5 of the 2025 Annual Report)

Risks Related to the ADSs

●	An active trading market for the ADSs on Nasdaq might not develop or be sustained, their trading prices might fluctuate significantly and the liquidity of the ADSs would be materially affected. (see page 10 of the 2025 Annual Report)

●	We incurred increased costs as a result of being a public company, and will continue to incur increased costs particularly after we cease to qualify as an “emerging growth company.” (see page 10 of the 2025 Annual Report)

●	If we fail to meet applicable listing requirements, Nasdaq may delist the ADSs from trading, in which case the liquidity and market price of the ADSs could decline. (see page 11 of the 2025 Annual Report)

●	Volatility in the ADSs price may subject us to securities litigation. (see page 11 of the 2025 Annual Report)

●	The price and the trading volume of the ADSs may be volatile which could result in substantial losses for investors. (see page 11 of the 2025 Annual Report)

●	We are a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements. (see page 12 of the 2025 Annual Report)

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. (see page 12 of the 2025 Annual Report)

●	We may not pay any dividends on the ADSs. (see page 13 of the 2025 Annual Report)

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Risks Related to Our Dual-Class Share Structure

●	The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Ms. Liying Wang, our Director and Chief Executive Officer, and her interest may not be aligned with the interests of our other shareholders. Please see page 13 of this prospectus;

●	We are a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements. Please see page 13 of this prospectus;

Risks Related to the ADSs and Ownership of Our Securities

●	Our failure to regain and maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of the ADSs, which could adversely affect the market liquidity and market price of the ADSs.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the ADSs.

●	The exercise of the Warrants could result in substantial dilution to existing shareholders.

●	The Warrants may create substantial selling pressure on the ADSs.

●	Future sales of the ADSs and the Warrant ADSs, or the perception that such sales may occur, may cause the market price of the ADSs to decline, even if our business is performing well.

●	Because the Warrants have an exercise price of US$0.25 per ADS, investors may perceive an increased risk of dilution.

●	You may experience future dilution as a result of future equity offerings.

●	Sales of ADSs and Warrant ADSs by the Selling Shareholders pursuant to this prospectus could adversely affect the market price of the ADSs and may make it more difficult for us to regain compliance with Nasdaq’s minimum bid price requirement.

Transfer of Cash Through Our Organization

As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. None of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

If we decide to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of funds from our Operating Subsidiaries by way of dividend payments made by them.

CL Workshop Group Limited is permitted under the laws of the BVI to provide funding to our Operating Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Currently, the Operating Subsidiaries are permitted under the laws of their respective jurisdictions of incorporation to provide funding to CL Workshop Group Limited through dividend distributions without restrictions on the amount of the funds.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

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Under BVI law and our memorandum and articles of association, dividends may be paid out of our profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in CL Workshop Group Limited being unable to pay its debts as they fall due in the ordinary course of business. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CL Workshop Group Limited is a BVI exempted company, and the Operating Subsidiaries are incorporated in Hong Kong, Macau, France, Peru and China. Currently, there are no restrictions or limitations under the laws of Hong Kong or Macau on (i) foreign exchange or the conversion of local currencies into foreign currencies and the remittance of currencies out of those jurisdictions, (ii) the transfer of cash or other assets between CL Workshop Group Limited and any of the Operating Subsidiaries, across borders, or to U.S. investors, or (iii) the distribution of earnings from the Operating Subsidiaries to CL Workshop Group Limited or U.S. investors. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our Operating Subsidiaries, to the extent our cash or assets are in Hong Kong, Macau or with an Operating Subsidiary, such funds or assets may not be available to fund operations or for other use outside of those jurisdictions due to interventions in or the imposition of restrictions and limitations on the Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. We cannot assure you that the PRC government will not intervene or impose restrictions on the Operating Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on the Operating Subsidiaries from making transfers or distributions to CL Workshop Group Limited or U.S. investors.

Each of the Operating Subsidiaries has established strict internal cash management policies, which stipulate, among other things, that (i) with respect to cash, the entity shall not hold more than a reasonable amount of cash on a single day and any excess cash shall be deposited into bank accounts, and (ii) with respect to bank accounts, including online banking, each entity maintains layered authorization for accessing and using bank accounts.

See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

Recent Regulatory Developments in China

CL Workshop Group Limited is a holding company incorporated in the BVI, with its operations conducted through the Operating Subsidiaries in Hong Kong, Macau, France, Peru and China. CL Workshop Group Limited and its subsidiaries do not currently have a VIE structure in mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and serves as Hong Kong’s constitutional document. Pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication, under the principle of “one country, two systems.”

In light of China’s recent expansion of authority in Hong Kong and Macau, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly. If there is a significant change to current political arrangements between Mainland China and Hong Kong or Macau, CL Workshop Group Limited will be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong and Macau, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong and Macau in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong or Macau in the future. The PRC government may intervene or influence CL Workshop Group Limited’s current and future operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like CL Workshop Group Limited. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder CL Workshop Group Limited’s ability to continue its operations; (ii) could significantly limit or hinder CL Workshop Group Limited’s ability to offer or continue to offer its ADSs to investors; and (iii) may cause the value of CL Workshop Group Limited’s ADSs to significantly decline or become worthless.

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In recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, in order to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Such overseas securities issuance and listing include direct and indirect issuance and listing. Where an enterprise, whose principal business activities are conducted in China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations. Among other things, if an overseas listed issuer intends to implement any offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering.

Based on our management’s internal assessment, we believe that as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas securities offering, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas securities offering from the CSRC or any other PRC governmental authorities. We cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. If we are subject to additional requirements that we obtain the approval or clearance from either the CSRC, the CAC or any other regulators in China for any offering conducted pursuant to this prospectus and any applicable prospectus supplement but fail to obtain such approval or clearance, we will not be able to pursue such offering any further.

Further, as of the date of this prospectus, as advised by Guangdong Jishi Furen Law Firm, CL Workshop Group Limited’s PRC counsel, CL Workshop Group Limited believes it is not required to obtain permission from any PRC authorities to issue its ADSs to investors, including the CSRC or any other PRC governmental authority. However, as the Overseas Listing Regulations were recently promulgated and there exists uncertainty with respect to the implementation and interpretation thereof, it remains uncertain whether CL Workshop Group Limited’s offering and listing will be deemed as “indirect overseas offering and listing by companies in Mainland China” and subject to the filing procedures. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

On December 28, 2021, the CAC and other authorities of Mainland China promulgated the Cybersecurity Review Measures (the “CRM”), which took effect on February 15, 2022. Pursuant to the CRM, the purchase of network products and services by a critical information infrastructure operator (the “CIIO”) and the data processing activities carried out by online platform operators that affect or may affect national security shall be subject to cybersecurity review. In addition, an online platform operator that possesses the personal information of more than one million users and seeks to go public abroad shall apply to the Office of Cybersecurity Review for a cybersecurity review.

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As advised by Guangdong Jishi Furen Law Firm, CL Workshop Group Limited’s PRC counsel, CL Workshop Group Limited does not believe it is obligated to apply for a cybersecurity review pursuant to the CRM, considering that (i) we do not collect or store any personal data (including certain personal information) from our individual end-users and we have not collected or stored personal information of more than one million individuals; (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying any of CL Workshop Group Limited’s subsidiaries as a CIIO or any of its systems as critical information infrastructure; and (iii) CL Workshop Group Limited has not received any notification of cybersecurity review from relevant PRC governmental authorities due to the impact or potential impact on national security. As a result, the likelihood of us being subject to the review of the CAC is remote.

The Operating Subsidiaries may collect and store certain data from their clients during their conduct of business. Given that (1) the Operating Subsidiaries are incorporated and located in Hong Kong, Macau, France, Peru and China; (2) as of the date of this prospectus, CL Workshop Group Limited does not have a VIE structure in Mainland China; and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law, CL Workshop Group Limited does not currently expect the CRM, the PRC Personal Information Protection Law, the PRC Data Security Law, and the Overseas Listing Regulations to have a material impact on its business, operations, or an offering conducted pursuant to this prospectus and an applicable prospectus supplement.

Permission Required from Relevant Authorities

CL Workshop Group Limited has been advised by Ogier, its BVI counsel, and Guangdong Jishi Furen Law Firm, its PRC legal counsel, that based on their understanding of the current applicable laws, as of the date of this prospectus, neither CL Workshop Group Limited nor any of the Operating Subsidiaries is required to obtain any permission or approval from any PRC authorities or BVI authorities to maintain listing in the U.S. or to issue ADSs to foreign investors, including from the CSRC or the CAC, because (i) this offering is not an indirect offering and listing of securities in overseas markets as prescribed in the Overseas Listing Regulations and the CSRC has not, as of the date of this prospectus, issued any definitive rule or interpretation concerning whether offerings like ours pursuant to this prospectus are subject to the Overseas Listing Regulations; and (ii) the Operating Subsidiaries were established and operate in Hong Kong, Macau, France, Peru and China and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

As of the date of this prospectus, the Operating Subsidiaries have received from the relevant authorities all requisite licenses, permissions and approvals needed to engage in the businesses currently conducted by them, and no such permission or approval has been denied. As of the date of this prospectus, neither CL Workshop Group Limited nor any of the Operating Subsidiaries is required to obtain any license, permission or approval from authorities of Mainland China to operate our business.

CL Workshop Group Limited has also been advised by Guangdong Jishi Furen Law Firm, its PRC legal counsel, that uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we were required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required, or we failed to receive or maintain any such permissions or approvals, our operations and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered, and the value of such securities could significantly decline or become worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless.

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Recent PCAOB Developments

The ADSs representing our Class A ordinary shares may be prohibited from trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors fully for two consecutive years. Pursuant to the HFCA Act, enacted in 2020, if the auditor of a U.S.-listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, a provision identical to the Accelerating Holding Foreign Companies Accountable Act that amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thereby reducing the period for triggering the trading prohibition. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, and is therefore subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. WWC, P.C. has been inspected by the PCAOB on a regular basis.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further identified, in Appendix A and Appendix B, the registered public accounting firms subject to the Mainland China determination and the Hong Kong determination, respectively. Our auditor, WWC, P.C., is headquartered in the United States and was not included in the report or listed under Appendix A or Appendix B.

On August 26, 2022, the PCAOB signed SOP Agreements with the China Securities Regulatory Commission and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

Implications of Being an Emerging Growth Company

As a Company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth Company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth Company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth Company. The JOBS Act provides that we would cease to be an “emerging growth Company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Pursuant to the home country practice exemption under the Nasdaq Rules, which permits a foreign private issuer to follow its home country practices in place of applicable Nasdaq requirements, our Company has elected to rely on the exemption on Rule 5635(c) which requires a Nasdaq-listed company to obtain shareholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, subject to certain exceptions.

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Implications of Being a Controlled Company

We are a “controlled company” within the meaning of Nasdaq Stock Market Rules. As at the date of this prospectus, TUTU Business Services Limited, our controlling shareholder, which is owned as to 100% by Ms. Wang Liying, our Director and Chief Executive Officer, owns 92,932,850 Class B Ordinary Shares, representing 100% of our total issued and outstanding Class B Ordinary Shares and approximately 97.12% of the total voting power of our issued and outstanding share capital. As a result of the dual-class share structure and the concentration of ownership, Ms. Wang Liying, through TUTU Business Services Limited, will be able to control the management and affairs of our Company and all matters requiring shareholder approval, including without limitation, the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

–	that a majority of its board of directors consists of independent directors;

–	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

–	that its compensation committee is composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If we elect to be treated as a controlled company and use these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq rules regarding corporate governance, which could make the ADSs less attractive to investors or otherwise harm our stock price.

See section titled “Risk Factors — Risks Related to the ADSs and Ownership of Our Securities.”

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THE OFFERING

Resale Securities offered by the Selling Shareholders:	Up to 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs and up to 295,200,000 Warrant Shares represented by 36,900,000 Warrant ADSs issuable upon exercise of the Warrants.

ADSs outstanding as of the date of this prospectus:(1)	17,236,557 ADSs, representing 137,892,456 Class A Ordinary Shares.

Warrant ADSs outstanding as of the date of this prospectus:(2)	No Warrant ADSs are currently outstanding. Up to 36,900,000 Warrant ADSs may be issued upon exercise of the Warrants, representing 295,200,000 Class A Ordinary Shares.

Use of proceeds:	All of the Resale Securities offered pursuant to this prospectus will be offered and sold by the Selling Shareholders. We will not receive any proceeds from the sale of the Resale Securities by the Selling Shareholders. We may, however, receive proceeds from the exercise of the Warrants for cash. We will bear the expenses associated with the registration of the Resale Securities covered by this prospectus.

Offering price:	The Selling Shareholders may offer and sell the Resale Securities hereby registered from time to time at prevailing market prices, at negotiated prices or at such other prices as the Selling Shareholders may determine.

Trading Market and Symbol:	The ADSs are listed on the Nasdaq Capital Market under the symbol “NWGL”.

Risk Factors:	Investing in the Resale Securities involves a high degree of risk. You should carefully read the information contained in and incorporated by reference into this prospectus, including the section entitled “Risk Factors” beginning on page 13 of this prospectus and “Item 3. Key Information — 3.D. Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference herein, before making an investment decision.

Foreign Private Issuer and Emerging Growth Company:	We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended, and an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and are eligible for reduced public company reporting requirements.

(1)	Based on 17,236,557 ADSs outstanding, representing 137,892,456 Class A Ordinary Shares outstanding, as of the date of this prospectus. Excludes (i) 36,900,000 Warrant ADSs issuable upon exercise of the Warrants and (ii) any other securities exercisable for or convertible into Class A Ordinary Shares.

(2)	Warrant ADSs are not currently outstanding and will only be issued upon exercise of the Warrants. The Warrant ADSs represent up to 295,200,000 Warrant Shares issuable upon exercise of the Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the risk factors described below and in “Item 3. Key Information—3.D. Risk Factors” in our 2025 Annual Report, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase the Resale Securities. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of the ADSs and the value of the Resale Securities could decline, and you may lose all or part of your investment. This prospectus contains forward-looking statements that involve risks and uncertainties and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

In addition, we are not a Chinese operating company but a BVI holding company. We have no material operations of our own and conduct all of our operations through the Operating Subsidiaries in Hong Kong, Macau, France, Peru and China. Investors are purchasing securities of the BVI holding company, and not of the Operating Subsidiaries. Investors may never directly hold equity interests in the Operating Subsidiaries. We hold 100% of the equity interests in the Operating Subsidiaries, and we do not use a VIE structure. Our holding company structure involves unique risks to investors. The Chinese regulatory authorities could disallow our holding company structure, which would likely result in a material change in our operations and/or a material change in the value of the ADSs and could cause the value of the ADSs to significantly decline or become worthless.

Risks Related to Our Dual-Class Share Structure

The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Ms. Liying Wang, our Director and Chief Executive Officer, and her interest may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to fifty (50) votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into 1 fully paid Class A Ordinary Share, while Class A Ordinary Shares are under no circumstances convertible into any Class B Ordinary Shares. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not a designated person of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into Class A Ordinary Shares on a one-for-one basis. As of the date of this prospectus, Ms. Liying Wang, through TUTU Business Services Limited, our controlling shareholder, beneficially owns 92,932,850 Class B Ordinary Shares, representing 100% of our total issued and outstanding Class B Ordinary Shares and approximately 97.12% of the total voting power of our share capital. As a result, until such time as Ms. Liying Wang’s voting power is below 50%, Ms. Liying Wang as the controlling shareholder has substantial influence over our business, including decisions regarding mergers, consolidations, and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Ms. Wang may take actions that are not in the best interests of our Company or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

We are a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements.

We are a “controlled company” within the meaning of the Nasdaq listing rules. As of the date of this prospectus, TUTU Business Services Limited, our controlling shareholder, which is wholly owned by Ms. Wang Liying, our Director and Chief Executive Officer, beneficially owns 92,932,850 Class B Ordinary Shares, representing 100% of our issued and outstanding Class B Ordinary Shares and approximately 97.12% of the total voting power of our issued and outstanding share capital. As a result of our dual-class share structure and concentration of ownership, Ms. Wang Liying, through TUTU Business Services Limited, is able to control the management and affairs of our Company and matters requiring shareholder approval, including the election of directors, amendments to our constitutional documents and the approval of significant corporate transactions, such as a change of control, merger, consolidation or sale of substantially all of our assets.

Under the Nasdaq listing rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of its board of directors consist of independent directors;
●	that director nominees be selected or recommended solely by independent directors or by a nominating committee composed entirely of independent directors; and
●	that its compensation committee be composed entirely of independent directors.

Accordingly, we may elect to rely on some or all of these exemptions. If we do so, you may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements. In addition, our controlling shareholder may have interests that differ from those of our other shareholders and may be able to cause us to take actions with which our other shareholders disagree. As a result, the ADSs may be less attractive to investors and the market price of the ADSs could be adversely affected.

Risks Related to the ADSs and Ownership of Our Securities

Our failure to regain and maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of the ADSs, which could adversely affect the market liquidity and market price of the ADSs.

The ADSs representing our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “NWGL.” On May 6, 2026, we received a notice from Nasdaq indicating that we were not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the ADSs had remained below US$1.00 per ADS for 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been granted an initial compliance period of 180 calendar days, or until November 2, 2026, to regain compliance. If at any time during such period the closing bid price of the ADSs is at least US$1.00 per ADS for a minimum of ten consecutive business days, Nasdaq is expected to provide written confirmation that we have regained compliance.

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If we do not regain compliance by November 2, 2026, we may be eligible for an additional 180-calendar-day compliance period, provided that we satisfy the applicable continued listing requirements for The Nasdaq Capital Market (other than the minimum bid price requirement) and meet other applicable criteria. To regain compliance, we may consider various alternatives, including effecting a reverse share split and/or adjusting the ratio of Class A ordinary shares represented by each ADS. However, there can be no assurance that we will be able to regain or maintain compliance with Nasdaq’s continued listing requirements.

If we fail to regain compliance within the applicable compliance period(s), the ADSs may be delisted from Nasdaq. In such event, trading in the ADSs would likely take place on an over-the-counter market, which could reduce the liquidity and market price of the ADSs, increase trading volatility, limit investors’ ability to buy and sell ADSs and adversely affect our ability to raise capital, attract and retain employees and pursue our business objectives. Furthermore, there can be no assurance that any action we may take to regain compliance or restore a Nasdaq listing would be successful or would stabilize the market price or improve the liquidity of the ADSs.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the ADSs.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the ADSs may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the ADSs. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds the ADSs, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Material Income Tax Considerations — Material U.S. Federal Income Tax Considerations for U.S. Holders - Passive Foreign Investment Company Consequences”.

The exercise of the Warrants could result in substantial dilution to existing shareholders.

The Selling Shareholders may acquire up to 295,200,000 Warrant Shares represented by up to 36,900,000 Warrant ADSs upon exercise of the Warrants. The issuance of such Warrant Shares would increase the number of our outstanding Class A Ordinary Shares and may dilute the ownership interests of existing shareholders. The potential dilution resulting from the exercise of the Warrants is significant relative to our currently outstanding share capital. The actual number of Warrant Shares ultimately issued will depend upon the extent to which the Warrants are exercised. Any issuance of Warrant Shares upon exercise of the Warrants may adversely affect the market price of the ADSs and the voting and economic interests of existing shareholders.

The Warrants may create substantial selling pressure on the ADSs.

The Warrants entitle the holders to acquire up to 36,900,000 Warrant ADSs. To the extent the Warrants are exercised and the resulting Warrant ADSs are sold into the public market, substantial additional ADSs may become available for sale. The availability of a large number of ADSs for future resale, or the perception that such ADSs may be sold, could adversely affect the market price of the ADSs and increase market volatility.

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Future sales of the ADSs, including ADSs representing Class A Ordinary Shares issuable upon exercise of the Warrants, or the perception that such sales may occur, may cause the market price of the ADSs to decline, even if our business is performing well.

This prospectus registers for resale up to 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs and up to 295,200,000 Class A Ordinary Shares issuable upon exercise of the Warrants, represented by up to 36,900,000 ADSs. The number of Warrant ADSs registered for resale exceeds the number of ADSs issued in the 2026 Private Placement. Sales by the ADS holders of a substantial number of ADSs in the public market could occur in the future. These sales, or the perception in the market that the holders of a large number of ADSs intend to sell shares, may cause the market price of the ADSs to decline. To the extent that holders of the Warrants sell the ADSs issued upon the exercise of such warrants, the market price of the ADSs may decrease due to the additional selling pressure in the market. Moreover, the risk of dilution from issuances of ADSs underlying the Warrants may cause shareholders to sell their ADSs, which could cause a further decline in the market price.

Because the Warrants have an exercise price of US0.25 per ADS, investors may perceive an increased risk of dilution.

The Warrants have an exercise price of US$0.25 per ADS. The ADSs are currently subject to Nasdaq’s minimum bid price compliance process. If the market price of the ADSs increases above the exercise price of the Warrants, holders may have an incentive to exercise their Warrants and subsequently sell the resulting ADSs. The prospect of future exercises and resales could adversely affect market sentiment regarding the ADSs and may contribute to downward pressure on the market price of the ADSs.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs, Ordinary Shares or other securities convertible into or exchangeable for the ADSs or Ordinary Shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs, Ordinary Shares or other securities in any other offering at a price per ADS or per Ordinary Share, as applicable, that is less than the prevailing market price of the ADSs . The price per ADS or per share at which we sell additional ADSs, Ordinary Shares, as applicable, or securities convertible or exchangeable into ADSs or Ordinary Shares, in future transactions, may be higher or lower than the price per ADS paid by the investor in this offering.

Sales of ADSs and Warrant ADSs by the Selling Shareholders pursuant to this prospectus could adversely affect the market price of the ADSs and may make it more difficult for us to regain compliance with Nasdaq’s minimum bid price requirement.

On May 6, 2026, we received a notice from Nasdaq indicating that we were not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). We have been granted an initial compliance period until November 2, 2026 to regain compliance.

The Resale Securities registered pursuant to this prospectus represent a substantial number of securities relative to our public float and and consist of up to 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs and up to 295,200,000 Warrant Shares represented by 36,900,000 Warrant ADSs. Sales by the Selling Shareholders of a substantial number of ADSs and Warrant ADSs in the public market, or the perception that such sales may occur, could place downward pressure on the market price of the ADSs. In addition, to the extent the Warrants are exercised and the Warrant ADSs are sold into the market, the market price of the ADSs could decline due to the increase in the number of ADSs available for resale. Any decline in the market price of the ADSs could make it more difficult for us to regain compliance with Nasdaq’s minimum bid price requirement within the applicable compliance period.

If we are unable to regain and maintain compliance with Nasdaq’s continued listing requirements, including the minimum bid price requirement, the ADSs may be delisted from Nasdaq. A delisting could significantly reduce the liquidity and market price of the ADSs, impair investors’ ability to buy and sell ADSs, reduce analyst coverage and institutional investor interest, adversely affect our ability to raise capital and have a material adverse effect on our business and financial condition.

Although we may pursue various alternatives to regain compliance, including a reverse share split and/or an adjustment to the ratio of Class A ordinary shares represented by each ADS, there can be no assurance that we will regain compliance, maintain our Nasdaq listing or prevent future non-compliance with Nasdaq’s listing requirements.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development and growth of our business;

●	our operational capabilities and business performance;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure and other financial items;

●	fluctuations in operating results;

●	public health events, pandemics, epidemics and other events beyond our control that may affect economic conditions, supply chains, labor availability, customer demand and our operations; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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THE 2026 PRIVATE PLACEMENT

On July 14, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified therein (the “Purchasers”), pursuant to which we agreed to issue and sell in a private placement (the “2026 Private Placement”) an aggregate of 12,300,000 units (the “Units”). Each Unit consisted of (i) one American Depositary Share (“ADS”), each representing eight (8) Class A Ordinary Shares, par value US$0.001 per share, of the Company (the “Class A Ordinary Shares”), and (ii) one warrant (the “Warrant”) to purchase three ADSs.

Pursuant to the Purchase Agreement, we issued an aggregate of 12,300,000 ADSs, representing 98,400,000 Class A Ordinary Shares, and Warrants to purchase up to an aggregate of 36,900,000 ADSs (the “Warrant ADSs”), representing up to 295,200,000 Class A Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares”).

The Purchase Agreement provided for the issuance and sale of the Units at a purchase price of US$0.20 per Unit, for aggregate gross proceeds of approximately US$2.46 million, before deducting fees and expenses. The Warrants have an exercise price of US$0.25 per ADS and become exercisable on the date that the resale registration statement contemplated by the Purchase Agreement is declared effective by the U.S. Securities and Exchange Commission. The Warrants expire one year after the Initial Exercise Date and contain cashless exercise provisions. The full terms of the Warrants are described in the form of warrant filed as an exhibit to the registration statement of which this prospectus forms a part.

The ADSs and Warrants were offered and sold in transactions not involving a public offering in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the ADSs, the Warrants and the securities issuable upon exercise of the Warrants were issued as restricted securities.

Pursuant to the Purchase Agreement, we agreed to file a registration statement covering the resale of (i) the Class A Ordinary Shares represented by the ADSs issued in the 2026 Private Placement and (ii) the Warrant Shares represented by the Warrant ADSs issuable upon exercise of the Warrants. This prospectus forms a part of such registration statement.

This prospectus relates to the resale, from time to time, by the Selling Shareholders identified in this prospectus of up to 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs and up to 295,200,000 Warrant Shares represented by 36,900,000 Warrant ADSs.

All of the Resale Securities offered pursuant to this prospectus may be sold from time to time by the Selling Shareholders. We are registering the Resale Securities to permit the Selling Shareholders to offer and resell such securities publicly. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Resale Securities by the Selling Shareholders, although we may receive proceeds from the exercise of the Warrants for cash.

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USE OF PROCEEDS

All of the Resale Securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders. We will not receive any proceeds from the sale of the Resale Securities by the Selling Shareholders. The Selling Shareholders will receive all of the proceeds from any sales of the Resale Securities offered pursuant to this prospectus. We will, however, bear the expenses associated with the registration of the Resale Securities covered by this prospectus.

We may receive proceeds from the exercise of the Warrants issued in connection with the 2026 Private Placement, to the extent such Warrants are exercised for cash. The Warrants have an exercise price of US$0.25 per Warrant ADS and are exercisable for up to 36,900,000 Warrant ADSs representing up to 295,200,000 Warrant Shares. If all of the Warrants were exercised for cash in full, we would receive gross proceeds of approximately US$9.225 million.

The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the Warrants will be exercised. In addition, the Warrants may be exercised on a cashless basis under certain circumstances, in which case we would not receive any cash proceeds upon such exercise. Accordingly, we may receive significantly less than the maximum potential proceeds from the exercise of the Warrants, or no proceeds at all.

Any proceeds received by us from the cash exercise of the Warrants, if any, are expected to be used for working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026:

●	on an actual basis as of June 30, 2026;

●	on a pro forma basis giving effect to the issuance of 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs in the 2026 Private Placement; and

●	on a pro forma as adjusted basis giving effect to the issuance of 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs in the 2026 Private Placement and the assumed full cash exercise of all outstanding Warrants issued in the 2026 Private Placement, resulting in the issuance of 295,200,000 additional Class A Ordinary Shares represented by 36,900,000 Warrant ADSs.

You should read this information together with this prospectus, including the sections entitled “The 2026 Private Placement,” “Use of Proceeds” and “Risk Factors,” and the financial statements and related notes incorporated by reference in this prospectus.

	As of June 30, 2026
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
Long-term debts
Other borrowings	$77,152	$77,152	$77,152
Lease liabilities	$40,311	$40,311	$40,311
	$117,463	$117,463	$117,463
Equity

Class A Ordinary Shares, par value US$0.001 per share; 7,520,000,000 shares authorized; 39,492,471 shares issued and outstanding, actual; 137,892,471 shares issued and outstanding, pro forma; 433,092,471 shares issued and outstanding, pro forma as adjusted	$39,492	$137,892	$433,092
Class B Ordinary Shares, par value US$0.001 per share; 480,000,000 shares authorized; 92,932,850 shares issued and outstanding, actual, pro forma and pro forma as adjusted	$92,933	$92,933	$92,933
Additional paid-in capital(2)	$29,995,334	$30,938,637	$40,668,060
Statutory reserves	$58,476	$58,476	$58,476
Retained earnings	$(27,898,954)	$(27,898,954)	$(27,898,954)
Accumulated other comprehensive income	$(454,672)	$(454,672)	$(454,672)
Total equity	$1,832,609	$2,874,312	$12,898,935
Total capitalization	$1,950,072	$2,991,775	$13,016,398

(1)	Reflects the issuance of 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs in the 2026 Private Placement, resulting in aggregate gross proceeds to the Company of approximately US$2.34 million, before deducting estimated offering expenses.

(2)	Reflects the issuance of 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs in the 2026 Private Placement and assumes the full cash exercise of all outstanding Warrants issued in the 2026 Private Placement. Upon such exercise, Upon such exercise, the Company would receive additional gross proceeds of approximately US$9.23 million, before deducting estimated offering expenses.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business but we may declare or pay dividends in the future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

For the year ended December 31, 2025 and 2024 and up to the date of this prospectus, we did not declare or pay any dividends. As at the date of this prospectus, dividend payables balance was nil.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Under BVI law and our memorandum and articles of association, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

Cash dividends, if any, on the ADSs will be paid in U.S. dollars by the depositary, subject to the terms of the deposit agreement and applicable fees, taxes and other governmental charges.

For additional information regarding dividends and distributions, please read “Item 10. Additional Information—10.B. Memorandum and Articles of Association” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a business company with limited liability incorporated in the British Virgin Islands and our affairs are governed by our memorandum and articles of association (as amended and restated from time to time), and the BVI Business Companies Act of 2004 (as amended) which is referred to as the BVI Act below and the common law of the British Virgin Islands.

For a description of our authorized shares and the rights of holders of Class A Ordinary Shares and Class B Ordinary Shares, including, among other things, voting rights, conversion rights, dividend rights, liquidation rights and provisions relating to shareholder meetings, please read “Item 10. Additional Information—10.A. Share Capital” and “Item 10. Additional Information—10.B. Memorandum and Articles of Association” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus.

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As of August 6, 2026, there were 137,892,471 Class A Ordinary Shares and 92,932,850 Class B Ordinary Shares issued and outstanding. Each Class A Ordinary Share is entitled to one vote per share, and each Class B Ordinary Share is entitled to fifty (50) votes per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Since the filing of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, we have issued additional Class A Ordinary Shares in connection with the 2026 Private Placement described in this prospectus. Other than the foregoing, there have been no material changes to our authorized share capital or to the rights of holders of Class A Ordinary Shares or Class B Ordinary Shares since the filing of such Annual Report.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The ADSs are listed on the Nasdaq Capital Market under the symbol “NWGL.” Each ADS represents eight (8) Class A Ordinary Shares.

The Bank of New York Mellon acts as the depositary for the ADSs. Holders of the ADSs may exercise voting rights with respect to the underlying Class A Ordinary Shares only in accordance with the provisions of the deposit agreement governing the ADSs. The rights of holders of the ADSs are different from the rights of holders of the underlying Class A Ordinary Shares.

For a description of the ADSs, the deposit agreement, the fees and charges payable by holders of the ADSs, and the rights and obligations of ADS holders, please read “Item 12. Description of Securities Other Than Equity Securities” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus.

There have been no material changes to the rights of holders of the ADSs since the filing of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, except as otherwise disclosed in this prospectus or in documents subsequently filed with or furnished to the SEC and incorporated by reference herein.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Ordinary Shares, as of the date of this prospectus, by:

●	each of our Directors and executive officers;

●	all of our Directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares;

We have adopted a dual-class share structure and our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share is entitled to one vote. Each Class B Ordinary Share is entitled to fifty (50) votes, and is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

The calculations in the table below are based on 137,892,471 Class A Ordinary Shares and 92,932,850 Class B Ordinary Shares issued and outstanding as of August 6, 2026.

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Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned
	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	% of Beneficial Ownership of Class A Ordinary Shares	% of Beneficial Ownership of Class B Ordinary Shares	% of Aggregate Voting Power*

Directors and Executive Officers
Liying Wang (1)	-	92,932,850	-	100%	97.12%
Hong Wang	-		-	-	-
Zhilin Cai	-		-	-	-
Heung Ming Henry Wong	-		-	-	-
Mu Xu	-		-	-	-
Kin Shing Charles Lau	-		-	-	-
All directors and executive officers as a group (6 individuals)	-	92,932,850	-	100%	97.12%

5% and Greater Principal Shareholders:
TUTU Business Services Limited (1)	-	92,932,850	-	100%	97.12%

*	For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all our Class A Ordinary Shares and Class B Ordinary Shares as a single class. Each Class A Ordinary Share is entitled to one vote per share and each Class B Ordinary Share is entitled to fifty (50) votes per share on all matters submitted. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances; while Class B Ordinary Shares shall be converted at the option of the holder into fully paid Class A Ordinary Shares on a one-to-one basis.
(1)	TUTU Business Services Limited is owned as to 100% by Ms. Liying Wang who is our Director. Ms Liying Wang is deemed to hold the voting and dispositive power over the Class B Ordinary Shares held by TUTU Business Services Limited.

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SELLING SHAREHOLDERS

The Resale Securities covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders acquired the Resale Securities in the 2026 Private Placement. For additional information regarding the 2026 Private Placement, see “The 2026 Private Placement.”

Except for the ownership of the Resale Securities acquired in the 2026 Private Placement, and as described in this prospectus, none of the Selling Shareholders has had any material relationship with us within the past three years.

The information set forth below is based upon information provided by the Selling Shareholders. The Selling Shareholders may offer, sell or otherwise dispose of all, some or none of the Resale Securities covered by this prospectus. Because the Selling Shareholders may sell all, some or none of the Resale Securities, no estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholders upon completion of this offering.

The table below sets forth, as of August 6, 2026, information regarding the beneficial ownership of ADSs and the Class A Ordinary Shares represented thereby held by each Selling Shareholder, as well as the Resale Securities being registered for resale pursuant to this prospectus. The second column lists the ADSs beneficially owned by each Selling Shareholder prior to the resale of the Resale Securities. The third column lists the number of Class A Ordinary Shares represented by the ADSs beneficially owned by each Selling Shareholder. The fourth column sets forth the percentage of outstanding ADSs beneficially owned by each Selling Shareholder prior to the resale of the Resale Securities. The fifth column lists the ADSs included in the Resale Securities. The sixth column lists the Warrant ADSs included in the Resale Securities. The seventh column lists the aggregate number of ADSs and Warrant ADSs included in the Resale Securities. The eighth and ninth columns assume that the applicable Selling Shareholder has resold all of the Resale Securities and has not acquired any additional ADSs prior to the completion of such resale. Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholders.

The percentage of beneficial ownership prior to the resale of the Resale Securities is based on 17,236,557 ADSs outstanding, representing 137,892,456 Class A Ordinary Shares outstanding, as of August 6, 2026.

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The Resale Securities consist of (i) 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs acquired in the 2026 Private Placement and (ii) up to 295,200,000 Warrant Shares represented by up to 36,900,000 Warrant ADSs issuable upon exercise of the Warrants. For purposes of the table below, we have assumed that all Warrant ADSs being registered for resale by each Selling Shareholder have been issued upon exercise of the Warrants and are beneficially owned by such Selling Shareholder.

Name of Selling Shareholder	Number of ADSs Beneficially Owned Prior to the Resale of the Resale Securities	Class A Ordinary Shares Represented by ADSs Beneficially Owned Prior to Resale	Percentage of Outstanding ADSs Prior to the Resale of the Resale Securities	Number of ADSs Included in the Resale Securities	Number of Warrant ADSs Included in the Resale Securities (2)	Aggregate Number of ADSs and Warrant ADSs Included in the Resale Securities (1) (2)	Number of ADSs Beneficially Owned After the Resale of the Resale Securities (2)	Percentage of Outstanding ADSs After the Resale of the Resale Securities (2)
Sun Hongqi	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Sha Qian	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Ni Chao	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Zhao Yilin	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Xia Suping	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Tang Cheng	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Jiang Di	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Liang Hongkai	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Wan Feng	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Zhang Daming	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Quan Xiaohu	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Wang Junqing	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Hu Min	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Zhang Qiang	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Shi Qian	820,000	6,560,000	4.76%	820,000	2,460,000	3,280,000	0	0%
Total	12,300,000	98,400,000	71.36%	12,300,000	36,900,000	49,200,000	0	0%

(1)	The Resale Securities consist of (i) Class A Ordinary Shares represented by ADSs acquired in the 2026 Private Placement and (ii) Warrant Shares represented by Warrant ADSs issuable upon exercise of the Warrants.

(2)	Assumes that (i) all Warrant ADSs included in the Resale Securities have been issued upon exercise of the Warrants and are beneficially owned by the applicable Selling Shareholder and (ii) the applicable Selling Shareholder resells all of the Resale Securities covered by this prospectus and does not acquire beneficial ownership of any additional ADSs prior to the completion of such resale.

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MATERIAL INCOME TAX CONSIDERATIONS

BVI Taxation

Our Company and all distributions, interest and other amounts paid by our Company to persons who are not resident in the BVI are exempt from the Income Tax Ordinance in the BVI. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of our Company. All instruments relating to transfers of property to or by our Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of our Company and all instruments relating to other transactions relating to the business of our Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI. There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company or its shareholders.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of the ADSs by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase the ADSs pursuant to this offering and hold such ADSs as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, grantor trusts, brokers, dealers or traders in securities, commodities, currencies or notional principal contracts, certain former citizens or long-term residents of the United States, persons who hold the ADSs as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of the ADSs, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of the ADSs who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds the ADSs, the U.S. federal income tax consequences relating to an investment in such ADSs will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of the ADSs.

Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of the ADSs including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

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Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income”, or the PFIC income test, or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns the ADSs, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ADSs, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ADSs, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for the ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds the ADSs, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such ADSs, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ADSs. If the election is made, the U.S. Holder will be deemed to sell the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ADSs would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

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If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on the ADSs if a valid “mark-to-market” election is made by the U.S. Holder for the ADSs. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of the ADSs held at the end of such taxable year over the adjusted tax basis of such ADSs. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ADSs over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in the ADSs would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of the ADSs in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ADSs would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least fifteen (15) days during each calendar quarter.

The ADSs will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the ADSs for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the ADSs.

Our Company and all distributions, interest and other amounts paid by us in respect of our shares to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any of our shares, debt obligations or other securities. All instruments relating to transactions in respect of our shares, debt obligations or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI. There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of the ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ADSs of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to the ADSs generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ADSs, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

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Distributions on the ADSs that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation’’ to certain non-corporate U.S. Holders may be are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than sixty (60) days of ownership, without protection from the risk of loss, during the 121-day period beginning sixty (60) days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences’’), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in British Virgin Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on ADSs that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of the ADSs

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ADSs were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of the ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of the ADSs. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in the ADSs.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in the ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for the ADSs may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

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Dividends on and proceeds from the sale or other disposition of the ADSs may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN the ADSS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any ADSs under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain BVI, Peru, French and PRC income tax consequences of an investment in the ADSs. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under BVI, Peru, French and PRC laws.

BVI Taxation

The BVI currently levies no taxes on individuals or corporations who are not persons resident in the BVI based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the BVI except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the BVI. The BVI is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the BVI.

Taxation in Peru

The following is a general summary of material Peruvian tax matters under Peruvian law, as in effect on the date of this prospectus. It describes the principal Peruvian tax consequences of the ownership of ADSs delivered by the depositary, representing Class A ordinary shares (the “Ordinary Shares”) of the Issuer, a company incorporated under the laws of the British Virgin Islands (“BVI”), which directly or indirectly holds shares in one or more Peruvian entities (the “Peruvian Subsidiaries”). The ADSs are held by non-resident individuals or entities (“Non-Peruvian Holders”) and trade on the Nasdaq Stock Market. For purposes of this summary, relevant Peruvian tax consequences may arise not only at the level of the Peruvian Subsidiaries — including when the Peruvian Subsidiaries distribute dividends or profits to the Issuer or when shares in the Peruvian Subsidiaries are disposed of — but also at the level of the Issuer and the ADS holders in cases where the Peruvian Income Tax Law treats gains derived from the transfer of shares, participations or equivalent equity instruments of a non-domiciled entity as Peruvian-source income under the indirect transfer rules. This summary does not describe the Peruvian tax consequences of a structure in which ADSs are issued directly over shares of a Peruvian entity, which would require a separate analysis.

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For purposes of Peruvian taxation:

●	individuals are residents of Peru, if they are Peruvian nationals who have established their place of residence in Peru or if they are foreign nationals with a permanence of one hundred eighty three (183) days in Peru in any twelve (12)-month period (in the latter case, the condition of Peruvian resident can only be acquired as of the 1st of January of the year following the fulfillment of residence conditions); and,

●	legal entities are residents of Peru if they are established or incorporated in Peru.

Cash Dividends and Other Distributions

Cash dividends and other profit distributions paid by the Peruvian Subsidiaries to the Issuer are subject to Peruvian withholding income tax at a rate of five percent (5%) of the gross amount distributed. This withholding is applied at the level of the Peruvian Subsidiaries. Distributions subsequently made by the Issuer to Non-Peruvian Holders at the ADS level should not, as a general rule, be independently subject to Peruvian withholding income tax solely because the Issuer received dividends or other profit distributions from the Peruvian Subsidiaries, since the Issuer is not a Peruvian-domiciled entity for purposes of the Peruvian Income Tax Law. Notwithstanding the foregoing, Peruvian law treats certain dividends and other distributions made by a non-domiciled entity as Peruvian-source income in the specific cases described in Article 10(f) of the Peruvian Income Tax Law.

As a general rule, the capitalization of profits, reserves, share premiums, revaluation surplus or any other equity account resulting in the issuance of additional shares, carried out on a pro rata basis among all shareholders, will not be treated as a dividend or other profit distribution for Peruvian income tax purposes.

Capital Gains

Pursuant to Article 6 of the Peruvian Income Tax Law, individuals and entities resident in Peru are subject to Peruvian income tax on their worldwide income while Non-Peruvian Holders are subject to Peruvian income tax only on their Peruvian source income.

Peruvian income tax law provides that income derived from the disposal of securities issued by Peruvian entities is considered Peruvian source income and is therefore subject to income tax. Peruvian Income Tax Law also provides that the taxable income resulting from the disposal of securities is equal to the difference between the sale price of the securities (which may not be less than their fair market value) and their tax basis.

Peruvian income tax law also sources in Peru the capital gains resulting from certain indirect transfers of ordinary shares issued by Peruvian entities. Among the cases where capital gains resulting from the transfer of ordinary shares of foreign entities are considered Peruvian source income are the following:

●	Where a seller, on a standalone basis or with its related parties, transfers, in a twelve (12)-month period, a number of ordinary shares of a foreign company representing ten percent (10%) or more of its capital stock, provided that the value of those ordinary shares derives, in fifty percent (50%) or more, of the value of ordinary shares of Peruvian companies.

●	Where the value of the shares of Peruvian companies which were indirectly disposed of by a seller on a standalone basis, or together with its related parties, exceed, in a twelve (12)-month period, the equivalent of 40,000 tax units (Unidades Impositivas Tributarias or “UITs”). The UIT is set annually by the Peruvian government; for fiscal year 2026, the UIT has been established at S/ 5,500 pursuant to Supreme Decree No. 301-2025-EF, resulting in a threshold of S/ 220,000,000 for the current year. Prospective investors should verify the UIT value in effect at the time of any relevant transaction.

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Notwithstanding the foregoing, capital gains resulting from the disposal of ADSs are generally not deemed to be sourced in Peru and, therefore, are generally not subject to Peruvian income tax. The ADSs represent Ordinary Shares of the Issuer — a BVI entity — held by the depositary, and do not represent shares issued directly by any Peruvian entity. As such, the transfer of ADSs involves two intermediary layers between the ADS holder and the Peruvian Subsidiaries — the depositary and the Issuer — neither of which is a Peruvian entity. Accordingly, the transfer of ADSs does not, in and of itself, constitute a direct transfer of securities issued by a Peruvian-domiciled entity for purposes of the Peruvian Income Tax Law, without prejudice to the possible application of the indirect transfer rules described above. In particular, gains derived from the disposal of ADSs may be treated as Peruvian-source income if the transfer falls within Article 10(e) of the Peruvian Income Tax Law, including where: (i) in any of the twelve (12) months preceding the transfer, the market value of the shares or participations of one or more Peruvian-domiciled entities owned directly or indirectly by the non-domiciled entity whose shares, participations or equivalent equity instruments are being transferred equals fifty percent (50%) or more of the market value of such non-domiciled entity; and (ii) in any twelve (12)-month period, the transferor and its related parties transfer, in one or more transactions, shares, participations or equivalent equity instruments representing ten percent (10%) or more of the capital of such non-domiciled entity. An indirect transfer may also arise if, in any twelve (12)-month period, the total value of the shares or participations of the Peruvian-domiciled entities indirectly transferred equals or exceeds 40,000 tax units. In addition, special rules apply where the non-domiciled entity whose shares, participations or equivalent equity instruments are transferred is resident in a non-cooperative or low- or no-tax jurisdiction, including the British Virgin Islands.

If a Non-Peruvian Holder that is a non-domiciled legal entity were to acquire and subsequently dispose of ordinary shares issued by a Peruvian Subsidiary, capital gains derived therefrom would generally be subject to Peruvian income tax at a rate of five percent (5%) if the disposal is deemed to be carried out within Peru, and at a rate of thirty percent (30%) if the disposal is deemed to be carried out outside Peru. For these purposes, under Article 30-B of the Regulations of the Peruvian Income Tax Law, a disposal of securities is deemed to be carried out within Peru when the relevant securities are registered in the Public Registry of the Peruvian Securities Market (Registro Público del Mercado de Valores or the “RPMV”) and are traded through a centralized trading mechanism in Peru, including the Lima Stock Exchange (Bolsa de Valores de Lima or the “BVL”), as applicable. If those conditions are not met, the disposal is deemed to be carried out outside Peru.

For the avoidance of doubt, the income tax exemption previously established by Law No. 30341 (as amended) for capital gains derived from the transfer of certain securities — including ordinary shares, ADRs, and GDRs — through the BVL expired on December 31, 2023 and has not been renewed by the Peruvian Congress. Accordingly, all transfers of ordinary shares of Peruvian entities occurring on or after January 1, 2024 are subject to income tax at the applicable rates described herein, regardless of whether the securities qualify as exchange-listed under the former exemption criteria.

The tax basis (costo computable) of ordinary shares acquired by a Non-Peruvian Holder shall be determined in accordance with Articles 20 and 21 of the Peruvian Income Tax Law and Article 11 of its Regulations, which establish specific rules depending on the manner of acquisition. In cases where ordinary shares are transferred outside the BVL, the deductibility of the tax basis is subject to the accreditation and withholding mechanics established under the Peruvian Income Tax Law and its regulations, as applicable to the specific transaction structure. Where the purchaser is a Peruvian-domiciled entity, such purchaser will act as withholding agent and the tax basis must be duly evidenced in accordance with applicable SUNAT procedures prior to payment. Failure to properly support the tax basis may result in the thirty percent (30%) income tax applying to the gross sale price rather than the net capital gain. Non-Peruvian Holders should consult their Peruvian tax advisors regarding the specific procedures applicable to their transaction.

In any transaction relating to Peruvian securities through the BVL, CAVALI (the Peruvian clearing house) will act as withholding agent of the Peruvian income tax. If the purchaser is domiciled in Peru and the sale is not performed through the BVL, the purchaser will act as withholding agent. In other cases, the transferor shall be obliged to self-assess the tax and pay it to the Peruvian tax authorities within the first twelve (12) business days of the month following the transfer.

For the avoidance of doubt, the delivery of ADSs by the depositary in connection with any public offering — including any follow-on offering — does not constitute a disposal of Peruvian securities or a distribution of profits by a Peruvian entity, and therefore does not give rise to any Peruvian income tax obligation at the time of such issuance.

Other Considerations

No Peruvian estate or gift taxes are imposed on the gratuitous transfer of ADSs. No stamp, transfer or similar tax applies to any transfer of ordinary shares.

Taxation in France

The following brief description of French corporate income taxation is designed to highlight the corporate-level taxation on our earnings, which will affect the amounts of dividends, if any, we are ultimately able to pay to our shareholders.

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Ø	Corporate income Tax in France (“CIT”)

The main legislation that governs the corporate income tax in France is the “Code Général des Impôts” (French tax code, hereafter “FTC”). The regulatory body implementing and enforcing the FTC is the “Direction Générale des Finances Publiques”.

The tax year is generally the calendar year, although a company may choose a different tax year-end date. The tax year is 12 months but can be shorter or longer in certain cases.

CIT base is territorial, which means that a French resident company is subject to CIT on its French-source income (i.e., deriving from business carried on in France, real estate located in France, capital gains, dividends or interests).

A company is French tax resident if its registered office or place of effective management is in France (generally defined as the place where the directors’ meetings concerning management and control of the company are held). A company incorporated under French commercial law is deemed to be tax resident.

Taxable income corresponds to the business net profit (i.e., on the corporate’s income less its deductible expenses).

The standard CIT rate is 25%. A reduced rate of 15% applies to small and medium corporations for their net taxable profits below €38,120. In addition to corporation tax, a social surtax of 3.3% applies to taxpayers, where their corporate tax liability of the relevant fiscal year exceeds €763,000. The surtax is assessed on the amount of the corporation tax due.

Dividends and capital gains are generally considered as ordinary income and are subject to CIT at the standard rate. However, dividends paid by qualifying subsidiaries and capital gains derived from the sale of qualifying shareholdings may benefit from an exemption regime.

Ø	Foreign-Sourced Income

As indicated above, CIT base is territorial. Foreign-source income is generally not subject to CIT, except in case of application of anti-avoidance rules apply, which concerns (notably):

-	The transfer pricing, under which French entities that are controlled by entities established outside France (or that control such entities – NA in the present case) are subject to CIT on profits transferred, directly or indirectly, to an entity located abroad through an increase or decrease in purchase or sales prices, or by any other means).
-	The profits made by subsidiaries or establishments located in a NCST (NA in the present case),
-	The payments made from France in a Non-Cooperative States or Territories (NCST) (see our developments below on that point).

Ø	Profit Distribution and Withholding Tax

Pursuant to Article 119 bis 2 of the FTC, dividends distributed by corporations which have their registered office in France to non-French tax residents (individuals or legal entities), are subject to withholding tax in France (being specified that this French domestic law provision applies unless provided otherwise by a tax treaty provision, which may reduce the withholding tax rate, or even abolish it altogether. However, there is no double taxation agreement signed between France and BVI).

According to paragraph 1 of Article 187 of the FTC, the tax rate applicable depends on the beneficiary status and his place of location. When the beneficial owner is a corporation, the applicable withholding tax rate correspond to the standard corporate tax rate (i.e., 25%). A tax exemption regime may apply for distributions made to entities established in a Member State of the European Union.

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However, paragraph 2 of the Article 187 of the FTC provides that the withholding tax rate is increased to 75%, when the distributed income is paid in an NCST, regardless of the tax domicile or place of location of the beneficiary. Thus, this increased tax rate does not apply when the payment is made in an account opened with a bank located in a cooperative State, even though the beneficial owner is himself established in an NCST. Moreover, pursuant to the safeguard clause provided by paragraph 2 of Article 187 of the FTC, even in case of payment in a NCST to a beneficiary established in a NCST, the 75% tax rate does not apply if the debtor manages to prove that the distributions have neither the purpose nor the effect of allowing their location in an NCST for tax evasion purposes.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued the Circular Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, known as Circular 82, which was last amended on December 29, 2017 and provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of the Company, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC; decisions relating to the offshore subsidiaries’ human resource matters are made mainly by themselves at their own discretion, without review or approval by organizations or personnel in the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that the Company and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

If the PRC tax authorities determine that our Company is a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, subject to any reduction set forth in applicable tax treaties. In addition, non-resident enterprise shareholders may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if our Company is deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 10% in the case of non-PRC enterprises or a rate of 20% in the case of non-PRC individuals unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country or area of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Ordinary Shares.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their respective pledgees, assignees, transferees, donees and successors-in-interest may, from time to time, sell any or all of the Resale Securities covered by this prospectus on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the ADSs are traded, in the over-the-counter market or in private transactions. These sales may be at fixed prices, prevailing market prices, prices related to prevailing market prices, negotiated prices or varying prices determined at the time of sale.

The Selling Shareholders may use any one or more of the following methods when selling the Resale Securities:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer will attempt to sell the Resale Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and subsequent resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	over-the-counter market transactions;

●	transactions pursuant to trading plans entered into in accordance with Rule 10b5-1 under the Exchange Act;

●	privately negotiated transactions;

●	direct sales to purchasers;

●	settlement of short sales;

●	transactions through broker-dealers that agree with a Selling Shareholder to sell a specified number of ADSs at a stipulated price per ADS;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted by applicable law.

The Selling Shareholders may also sell the Resale Securities under Rule 144 or any other available exemption from registration under the Securities Act, if available, rather than pursuant to this prospectus. In addition, the Selling Shareholders may transfer the Resale Securities by other means not described in this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions, discounts or concessions from the Selling Shareholders or from purchasers of the Resale Securities in amounts to be negotiated.

In connection with the sale of the Resale Securities, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of ADSs in the course of hedging the positions they assume. The Selling Shareholders may also sell ADSs short and deliver Resale Securities covered by this prospectus to close out such short positions, or loan or pledge Resale Securities to broker-dealers that in turn may sell such Resale Securities.

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The Selling Shareholders and any broker-dealers or agents participating in the distribution of the Resale Securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions, discounts, concessions or profits received by any such broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Resale Securities.

We will bear all fees and expenses incident to the registration of the Resale Securities covered by this prospectus. We will not receive any proceeds from the sale of the Resale Securities by the Selling Shareholders. However, we may receive proceeds from the exercise of the Warrants for cash.

We have agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act, in accordance with the terms of the Purchase Agreement. The Selling Shareholders have agreed to indemnify us against certain liabilities arising from information furnished by the Selling Shareholders specifically for inclusion in this prospectus.

The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Resale Securities by the Selling Shareholders. Such rules and regulations may affect the marketability of the Resale Securities.

Listing

The ADSs are listed on the Nasdaq Capital Market under the trading symbol “NWGL.”

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to U.S. federal securities laws. The validity of our shares underlying the ADSs and certain other matters of the BVI law will be passed upon for us by Ogier. Legal matters as to Peru law will be passed upon for us by Lau-Tam Abogados. Legal matters as to French law will be passed upon for us by Géry Demard Lin & Associés. Legal matters as to PRC law will be passed upon for us by Guangdong Jishi Furen Law Firm.

EXPERTS

The consolidated financial statements as of and for each of the years ended December 31, 2025 and 2024 included in this prospectus have been so included in reliance on the report of WWC, P.C. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403, USA.

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ENFORCEMENT OF LIABILITIES

British Virgin Islands

Ogier, our counsel to the laws of the BVI have advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the courts of the United States, the courts of the British Virgin Islands will recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the British Virgin Islands to enforce that judgment, provided however that such judgment:: (i) is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Company; (ii) is final and for a liquidated sum; (iii) was not obtained in a fraudulent manner; (iv) is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands; (v) is not contrary to the principles of natural justice; and (vi) provided that the courts of United States had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process. Ogier has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

Peru

As advised by our Peruvian counsel, Lau-Tam Abogados, there is uncertainty as to whether Peruvian courts would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (ii) entertain original actions brought in Peru against us or our directors or officers predicated upon the securities laws of the United States or any state thereof.

There is currently no treaty in force between the United States and Peru regarding the recognition and enforcement of judgments in civil or commercial matters. Accordingly, a judgment rendered by a U.S. court may be recognized and enforced in Peru only through an exequatur proceeding before the competent Peruvian court, in accordance with Book X of the Peruvian Civil Code and Articles 837 to 840 of the Peruvian Code of Civil Procedure.

The exequatur proceeding does not entail a review of the merits of the foreign judgment. For recognition in Peru, the foreign judgment must satisfy the following requirements: (i) it must not resolve matters subject to exclusive Peruvian jurisdiction; (ii) the foreign court must have had jurisdiction under applicable private international law principles; (iii) the defendant must have been duly served, granted a reasonable opportunity to appear and afforded due process; (iv) the judgment must be final and res judicata under the law of the place where it was rendered; (v) there must be no prior pending action in Peru between the same parties and concerning the same subject matter; (vi) the judgment must not be incompatible with an earlier foreign judgment capable of recognition in Peru; (vii) the judgment must not be contrary to Peruvian international public policy or good morals; and (viii) reciprocity must exist.

Under Article 838 of the Peruvian Code of Civil Procedure, reciprocity is presumed with respect to the effect given abroad to judgments or awards rendered in Peru, and the burden of proving the absence of reciprocity rests on the party denying it. Under Articles 2102 and 2103 of the Peruvian Civil Code, if there is no treaty with the country in which the judgment was rendered, the foreign judgment has the same force in Peru as Peruvian judgments have in that country; however, a judgment from a country in which Peruvian judgments are not enforced has no force in Peru, including judgments from countries where Peruvian judgments are reviewed on the merits.

Peruvian courts may apply foreign law when such law is applicable under Peruvian private international law rules, provided that its application is not incompatible with Peruvian international public policy or good morals.

Peru is a party to the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York Convention) and the 1975 Inter-American Convention on International Commercial Arbitration. In addition, Legislative Decree No. 1071, which governs arbitration in Peru and remains in force, provides the current procedural framework for the recognition and enforcement of foreign arbitral awards in Peru. Accordingly, an arbitral award rendered in the United States may be recognized and enforced in Peru, subject to the applicable treaty and statutory requirements.

As advised by our Peruvian counsel, Lau-Tam Abogados, as of the date of this prospectus, we are not aware of Peruvian judicial precedent specifically addressing whether U.S. courts recognize and enforce Peruvian judgments for purposes of the reciprocity requirement. Accordingly, there is uncertainty as to whether this requirement would be satisfied in connection with the enforcement of a U.S. judgment in Peru.

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France

Géry Demard Lin & Associés (hereinafter “GDL”, formerly Bochamps), our counsel to the laws of France have advised us that there is uncertainty as to whether the courts of France would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in France against us or our Directors or officers predicated upon the securities law of the United States or any state in the United States it being specified however that the French judge may apply a foreign law without use for a specific procedure.

We have been advised by GDL that the recognition and enforcement on French soil of judgments of courts of the United States against natural and/or legal persons is subject to the completion of the so-called exequatur procedure. This procedure is governed solely by French law insofar no bilateral treaty has been concluded between France and the United States allowing the direct recognition and enforcement, in whole or in part, of a judgment rendered in civil or commercial matters in either jurisdiction.

The exequatur procedure, which is not intended to judge again the merits of the case, is conditional (a.) on the seizure of the French court according to the applicable territoriality rules (b.) by a person with an interest in acting (c.) subject to the enforceability of the foreign judgment - it being specified that the impossibility of enforcing the judgment in the State of origin has no consequence on the initiation of the said proceedings - (d.) and the absence of a contrary judgment which has the force of res judicata in France. We have also been advised that the French judge seized of an application for exequatur must ensure, according to established case law, that three cumulative conditions are met and thus verify (i) the indirect jurisdiction of the foreign judge based on the connection of the dispute to the court seized, (ii) the conformity of the judgment with international public policy in terms of both substance and procedure, and finally (iii) the lack of fraud. Thus, there is a judicial hazard regarding the recognition and enforcement on French territory of a U.S. judgment which will require a case-by-case assessment by the French Courts.

We have been informed that the French judge may, without difficulty, apply a foreign law provided that the said law is applicable by virtue of the conflict of laws rules and is not contrary to the international public policy.

PRC

As advised by our PRC counsel, Guangdong Jishi Furen Law Firm, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocal arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our Directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	our latest annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 27, 2026; and

●	our current reports on Form 6-K, furnished to the SEC on September 15, 2023, September 25, 2023, October 10, 2023, October 16, 2023, November 16, 2023, November 28, 2023, December 19, 2023, February 14, 2024, March 4, 2024, April 25, 2024, July 5, 2024, July 25, 2024, October 8, 2024, November 12, 2024, November 29, 2024, December 30, 2024, July 3, 2025, October 22, 2025, November 3, 2025, November 12, 2025, December 16, 2025, December 29, 2025, January 2, 2026, May 8, 2026, July 14, 2026 and August 7, 2026.

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The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CL Workshop Group Limited

Avenida da Amizade no. 1287

Chong Fok Centro Comercial, 13 E

Macau S.A.R

(+853) 2855-3594

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including exhibits and schedules thereto, under the Securities Act with respect to the resale of (i) the Class A Ordinary Shares represented by the ADSs issued in the 2026 Private Placement and (ii) the Warrant Shares represented by the Warrant ADSs issuable upon exercise of the Warrants. We have also filed with the SEC a registration statement on Form F-6 relating to the ADSs. This prospectus, which forms a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities covered by this prospectus, you should refer to the registration statement and the exhibits and schedules filed therewith.

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will continue to be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.

As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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CL Workshop Group Limited

Up to 98,400,000 Class A Ordinary Shares

represented by 12,300,000 ADSs

and

Up to 295,200,000 Warrant Shares

represented by 36,900,000 Warrant ADSs

PROSPECTUS

August 25, 2026